CONSENT IN WRITING OF
BOARDS OF DIRECTORS OF
MU GLOBAL HOLDING LIMITED

IN LIEU OF AN ORGANIZATIONAL MEETING

December 30, 2019

Pursuant to Sections 78.315 of the Nevada Revised Statutes, the undersigned being the Directors of MU GLOBAL HOLDIND LIMITED, a Nevada corporation (the “Company”), do hereby authorize, approve, and consent to the adoption of the following resolutions and the actions contemplated therein, without meeting:

1. Issuance of shares

WHEREAS various subscribers have agreed to subscribe for and have paid for shares of common stock in the capital of the Company pursuant to the Company’s registration statement on Form S-1, which was declared effective on May 6, 2019;

THAT shares of common stock be issue to the following Individual and Companies:

Name	Share to issue	Payment	Per share price
HUANG SHIH MEI	10,000	$10,000	$1.00
YANG JUNG LIN	5,000	$5,000	$1.00
HSU FENG YIN	3,000	$3,000	$1.00
CHEN HSIU LEE	3,000	$3,000	$1.00
SYU CHIH WEI	2,000	$2,000	$1.00
CHEN TZU LIANG	5,000	$5,000	$1.00
TIEN YUN HUA	2,000	$2,000	$1.00
WEI,LIEN-FA	4,000	$4,000	$1.00
CHANG CHIA CHEN	2,500	$2,500	$1.00
CAI SIN LING	1,992	$1,992	$1.00
LIN SIOU YU	300	$300	$1.00
WANG CHIA HSI	9,992	$9,992	$1.00
CHANG CHIEN TSUNG	3,000	$3,000	$1.00
CHEN ZHI WEI	1,000	$1,000	$1.00
CHEN CHIH WEI	1,000	$1,000	$1.00
LIN TSAI MIN	9,992	$9,992	$1.00
LIN YI LING	6,000	$6,000	$1.00
WU KUN FENG	2,000	$2,000	$1.00
DU XIU FENG	3,977	$3,977	$1.00
HSIEH YUEH HSIANG	7,992	$7,992	$1.00
LAI MEI JUI	5,000	$5,000	$1.00
CHOU YU FANG	492	$492	$1.00
CHENG JHAO YUE	492	$492	$1.00
LIN SHENG WEI	6,000	$6,000	$1.00
YANG CHIH LIANG	1,000	$1,000	$1.00
HUANG YI-CHUN	4,992	$4,992	$1.00
LEE WEN YING	2,000	$2,000	$1.00
CHEN YEN FENG	4,000	$4,000	$1.00
WU YU HO	6,000	$6,000	$1.00
HSU BIN HUANG	10,000	$10,000	$1.00
LU HSUAN TENG	10,000	$10,000	$1.00
SHAO PI HSIA	3,000	$3,000	$1.00
CHANG HUI TING	2,000	$2,000	$1.00
NG CHUN CHI	7,000	$7,000	$1.00
CHANG,YU-CHIA	2,992	$2,992	$1.00
HONG, ZIH TONG	2,000	$2,000	$1.00
TOTAL	150,713	$150,713	$1.00

NOW, THEREFORE, BE IT:

RESOLVED, that the Initial Public Offering be closed as of the date first written above.

RESOLVED, that the Company be, and hereby is authorized to enter into subscription agreements to sell the Shares pursuant to the Initial Public Offering; and be it further

RESOLVED, that any and all actions taken by the officers and directors of the Company in connection with the foregoing resolutions be an hereby are approved and ratified as if approved prior to such actions being taken; and be it further

RESOLVED, that the proper officers be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to do all such further acts and things and to execute, and deliver all such additional documents, instruments and certificates, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable for the purposes of carrying out the foregoing resolutions, any such determination to be conclusively evidenced by the doing by such officers of any such act or thing, or the execution and delivery by such officers of any such additional documents, instruments or certificates.

IN WITHNESS HEREOF, the undersigned have executed this Written Consent as of the date first written above.

DIRECTOR:

/s/ Niu Yen-Yen
Niu Yen-Yen Director, President, Treasurer and Secretary Date: December 30, 2019